Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

DSP GROUP, INC.

Amended and Restated 1993 Employee Stock Purchase Plan

Amended and Restated 2012 Equity Incentive Plan

(Full Title of the Plan)

Ofer Elyakim

Chief Executive Officer

DSP Group, Inc.

161 S. San Antonio Road, Suite 10
Los Altos, CA 94022

(Name and Address of Agent For Service)

408/986-4300

(Telephone Number, Including Area Code,

of Agent For Service)

With a copy to:

Jaclyn Liu, Esq.

Morrison & Foerster llp

425 Market Street

San Francisco, CA 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐      Accelerated filer ☒      Non-accelerated filer ☐             Smaller reporting company ☐

____________________________________________________________________________________

Calculation of Registration Fee

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,000,000 (1)	$8.68 (2)	$17,360,000	$2,017.23

(1) This Registration Statement on Form S-8 registers (a) 1,000,000 shares of the Registrant’s Common Stock issuable under the Amended and Restated 1993 Employee Stock Purchase Plan, and (b) 1,000,000 shares of the Registrant’s Common Stock issuable under the Amended and Restated 2012 Equity Incentive Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that become issuable under the Registrant’s above referenced plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of the Registrant’s Common Stock on the NASDAQ Global Market on August 3, 2015 of $8.68 per share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed for the purpose of registering (1) 1,000,000 shares of the Registrant’s Common Stock issuable under the Registrant’s Amended and Restated 1993 Employee Stock Purchase Plan, and (2) 1,000,000 shares of the Registrant’s Common Stock issuable under the Amended and Restated 2012 Equity Incentive Plan, which Common Stock is the same class as those previously registered on Registration Statement on Form S-8s and filed with the Securities and Exchange Act Commission (the “SEC”) on August 12, 2013 (File No. 333-190570), August 10, 2012 (File No. 333-183219), on June 28, 2011 (File No. 333-175172), on August 10, 2009 (File No. 333-161206), on June 9, 2008 (File No. 333-151527), on June 22, 2006 (File No. 333-135220), and on September 19, 2003 (File No. 333-108937). The contents of the aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015, which includes audited financials for the Registrant’s latest fiscal year.

(b)

All other reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K described in (a) above.

(c)

The Registrant’s Registration Statement on Form 8-A (File No. 000-23006) filed with the SEC on December 3, 1993, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Registrant’s Second Restated Certificate of Incorporation.(1)

4.2	Registrant’s Amended and Restated Bylaws.(2)

4.3	Registrant’s Amended and Restated 1993 Employee Stock Purchase Plan. (3)

4.4	Registrant’s Amended and Restated 2012 Equity Incentive Plan. (4)

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

(1)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2015, and incorporated herein by reference.

(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2015, and incorporated herein by reference.

(3)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2015, and incorporated herein by reference.

(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2015, and incorporated herein by reference.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on August 10, 2015.

DSP GROUP, INC.

By:	/s/ Ofer Elyakim
Ofer Elyakim Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Ofer Elyakim and Dror Levy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick Tanguy	Chairman of the Board of Directors	August 10, 2015
Patrick Tanguy

/s/ Ofer Elyakim Ofer Elyakim	Chief Executive Officer (Principal Executive Officer)	August 10, 2015

/s/ Dror Levy Dror Levy	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	August 10, 2015

Signature	Title	Date

/s/ Thomas A. Lacey	Director	August 10, 2015
Thomas A. Lacey

/s/ Reuven Regev	Director	August 10, 2015
Reuven Regev

/s/ Norman J. Rice III	Director	August 10, 2015
Norman J. Rice III

/s/ Gabi Seligsohn	Director	August 10, 2015
Gabi Seligsohn

/s/ Yair Seroussi	Director	August 10, 2015
Yair Seroussi

/s/ Norman P. Taffe	Director	August 10, 2015
Norman P. Taffe

/s/ Kenneth H. Traub	Director	August 10, 2015
Kenneth H. Traub

Exhibit Index

Exhibit No.	Description

4.1	Registrant’s Second Restated Certificate of Incorporation.(1)

4.2	Registrant’s Amended and Restated Bylaws.(2)

4.3	Registrant’s Amended and Restated 1993 Employee Stock Purchase Plan. (3)

4.4	Registrant’s Amended and Restated 2012 Equity Incentive Plan. (4)

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

(1)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2015, and incorporated herein by reference.

(2)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2015, and incorporated herein by reference.

(3)	Filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2015, and incorporated herein by reference.

(4)	Filed as an exhibit to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2015, and incorporated herein by reference.

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